EXHIBIT 99.1

Brookline Bancorp Announces Third Quarter Results

Net Income of $28.8 million, EPS of $0.37

Quarterly Dividend Increase of 4.2%

BOSTON, Oct. 27, 2021 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $28.8 million, or $0.37 per basic and diluted share, for the third quarter of 2021, compared to net income of $31.6 million, or $0.40 per basic and diluted share, for the second quarter of 2021, and net income of $18.7 million, or $0.24 per basic and diluted share, for the third quarter of 2020.

Paul Perrault, Chairman and Chief Executive Officer of the Company commented on the third quarter earnings, “I am pleased to report solid earnings for the third quarter of $28.8 million or $0.37 per share as the economy in our markets continues to improve.” Perrault continued, “Our employees have remained focused on providing exceptional customer service to our customers and communities throughout 2021 which has positioned us well as we look forward to the end of the year.”

BALANCE SHEET

Total assets at September 30, 2021 decreased $149.3 million to $8.3 billion from $8.5 billion at June 30, 2021, and decreased $687.5 million from $9.0 billion at September 30, 2020. At September 30, 2021, total loans and leases were $6.9 billion, representing a decrease of $88.6 million from June 30, 2021, and a decrease of $464.7 million from September 30, 2020.

The Company funded a total of 4,700 of SBA Paycheck Protection Program ("PPP") loans in the aggregate amount of $872.1 million. As of September 30, 2021, $160.6 million in PPP loans remain outstanding, net of deferred fees and costs of $5.4 million. Excluding PPP loan activity, the core loan portfolio grew $99.2 million in the third quarter compared to growth of $9.1 million in the second quarter.

Total investment securities at September 30, 2021 increased $37.9 million to $732.0 million from $694.2 million at June 30, 2021, and decreased $52.4 million from $784.4 million at September 30, 2020. Total cash and cash equivalents at September 30, 2021 decreased $81.3 million to $239.1 million from $320.4 million at June 30, 2021, and decreased $78.2 million from $317.3 million at September 30, 2020. As of September 30, 2021, total investment securities and total cash and cash equivalents represented 11.7 percent of total assets as compared to 12.0 percent and 12.2 percent as of June 30, 2021 and September 30, 2020, respectively.

Total deposits at September 30, 2021 decreased $21.7 million to $6.87 billion from $6.89 billion at June 30, 2021, and increased $80.5 million from $6.8 billion at September 30, 2020.

Total borrowed funds at September 30, 2021 decreased $95.5 million to $267.5 million from $363.0 million at June 30, 2021, and decreased $737.5 million from $1.0 billion at September 30, 2020.

The ratio of stockholders’ equity to total assets was 11.77 percent at September 30, 2021, as compared to 11.49 percent at June 30, 2021, and 10.39 percent at September 30, 2020. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 10.01 percent at September 30, 2021, as compared to 9.75 percent at June 30, 2021, and 8.73 percent at September 30, 2020. Tangible book value per share (non-GAAP) increased $0.16 from $10.35 at June 30, 2021 to $10.51 at September 30, 2021, compared to $9.77 at September 30, 2020.

NET INTEREST INCOME

Net interest income decreased $0.4 million to $70.7 million for the third quarter of 2021 from $71.1 million at the quarter ended June 30, 2021. The net interest margin increased 1 basis point to 3.53 percent for the three months ended September 30, 2021 from 3.52 percent for the three months ended June 30, 2021.

NON-INTEREST INCOME

Total non-interest income for the quarter ended September 30, 2021 decreased $0.3 million to $5.6 million from $5.9 million for the quarter ended June 30, 2021. The decrease was primarily driven by a decrease of $0.4 million in deposit fees and a decrease of $0.1 million in loan fees, partially offset by an increase of $0.2 million in loan level derivative income, net.

PROVISION FOR CREDIT LOSSES

The Company recorded a negative provision for credit losses of $3.1 million for the quarter ended September 30, 2021, compared to a negative provision for credit losses of $3.3 million for the quarter ended June 30, 2021. Total net charge-offs for the third quarter of 2021 were $1.3 million compared to $0.6 million in the second quarter of 2021. The increase was primarily driven by an increase in charge-offs on equipment financing and commercial loans for $0.2 million and $0.2 million, respectively, along with a decrease in recoveries on equipment financing and home equity loans for $0.2 million and $0.1 million, respectively. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 7 basis points for the third quarter of 2021 from 3 basis points for the second quarter of 2021.

The allowance for loan and lease losses represented 1.48 percent of total loans and leases at September 30, 2021, compared to 1.52 percent at June 30, 2021, and 1.62 percent at September 30, 2020. Excluding PPP loans, the allowance for loan and lease losses represented 1.51 percent of total loans and leases at September 30, 2021 compared to 1.60 percent at June 30, 2021, and 1.76 percent at September 30, 2020.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.52 percent at September 30, 2021, an increase from 0.49 percent at June 30, 2021. Total nonaccrual loans and leases increased $1.7 million to $35.9 million at September 30, 2021 from $34.2 million at June 30, 2021. The ratio of nonperforming assets to total assets was 0.44 percent at September 30, 2021, an increase from 0.41 percent at June 30, 2021. Total nonperforming assets increased $1.9 million to $36.5 million at September 30, 2021 from $34.6 million at June 30, 2021.

From March 1, 2020 through the earlier of January 1, 2022 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak, a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of September 30, 2021, approximately 94 percent of loans granted an initial loan payment deferral have returned to payment status and 77 credits totaling $55.7 million, or 0.8 percent of total loans outstanding, are operating under modified terms.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended September 30, 2021 increased $2.9 million to $40.9 million from $38.0 million for the quarter ended June 30, 2021. The increase was primarily driven by an increase of $2.0 million in compensation and employee benefits expense due to a bonus compensation adjustment and higher retirement plan expense in the third quarter, and an increase of $1.5 million in other non-interest expense due to a $2.1 million gain on sale of other real estate owned in the second quarter, partially offset by a decrease of $0.3 million in occupancy expense, a decrease of $0.1 million in equipment and data processing expense, and a decrease of $0.2 million in professional services expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.0 percent and 25.1 percent for the three and nine months ended September 30, 2021 compared to 25.4 percent for the three months ended June 30, 2021 and 26.2 percent and 23.9 percent for the three and nine months ended September 30, 2020.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 1.38 percent during the third quarter 2021 from 1.48 percent for the second quarter of 2021.

The annualized return on average stockholders' equity decreased to 11.79 percent during the third quarter of 2021 from 13.21 percent for the second quarter of 2021. The annualized return on average tangible stockholders’ equity decreased to 14.15 percent for the third quarter of 2021 from 15.92 percent for the second quarter of 2021.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.125 per share for the quarter ended September 30, 2021, representing an increase of 4.2 percent from the prior quarter. The dividend will be paid on November 26, 2021 to stockholders of record on November 12, 2021.

STOCK REPURCHASE

As previously disclosed, on January 27, 2021, the Company's Board of Directors approved a stock repurchase program authorizing management to repurchase up to $10.0 million of the Company’s common stock commencing on February 1, 2021 and ending on December 31, 2021. As of September 30, 2021, the Company completed the program.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, October 28, 2021 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl211028.html. To listen to the call without access to the slides, interested parties may dial 844-200-6205 (United States) or 929-526-1599 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 996258). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 1-929-458-6194 (internationally) and entering the passcode: 495902.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.3 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regard the potential effects of the COVID-19 pandemic on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of the COVID-19 pandemic on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses as a percentage of total loans and leases less PPP loans, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson
Brookline Bancorp, Inc.
Co-President and Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$70,697	$71,106	$69,109	$68,225	$65,938
(Credit) provision for credit losses	(3,110)	(3,331)	(2,147)	(2,103)	4,528
Non-interest income	5,586	5,910	4,794	4,219	4,862
Non-interest expense	40,922	37,966	40,811	40,038	40,947
Income before provision for income taxes	38,471	42,381	35,239	34,509	25,325
Net income	28,839	31,602	26,454	26,663	18,679

Performance Ratios:
Net interest margin (1)	3.53%	3.52%	3.39%	3.23%	3.08%
Interest-rate spread (1)	3.39%	3.34%	3.15%	3.03%	2.85%
Return on average assets (annualized)	1.38%	1.48%	1.21%	1.20%	0.83%
Return on average tangible assets (annualized) (non-GAAP)	1.41%	1.51%	1.24%	1.22%	0.84%
Return on average stockholders' equity (annualized)	11.79%	13.21%	11.18%	11.38%	7.99%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	14.15%	15.92%	13.51%	13.79%	9.70%
Efficiency ratio (2)	53.64%	49.30%	55.22%	55.27%	57.83%

Per Common Share Data:
Net income — Basic	$0.37	$0.40	$0.34	$0.34	$0.24
Net income — Diluted	0.37	0.40	0.34	0.34	0.24
Cash dividends declared	0.125	0.120	0.120	0.115	0.115
Book value per share (end of period)	12.61	12.44	12.10	12.05	11.84
Tangible book value per share (end of period) (non-GAAP)	10.51	10.35	10.01	9.96	9.77
Stock price (end of period)	15.26	14.95	15.00	12.04	8.65

Balance Sheet:
Total assets	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$9,000,192
Total loans and leases	6,931,694	7,020,275	7,267,552	7,269,553	7,396,358
Total deposits	6,873,010	6,894,701	6,866,786	6,910,696	6,792,523
Total stockholders’ equity	978,452	972,252	945,399	941,778	935,558

Asset Quality:
Nonperforming assets	$36,461	$34,588	$37,403	$44,963	$39,365
Nonperforming assets as a percentage of total assets	0.44%	0.41%	0.44%	0.50%	0.44%
Allowance for loan and lease losses	$102,515	$106,474	$109,837	$114,379	$119,971
Allowance for loan and lease losses as a percentage of total loans and leases	1.48%	1.52%	1.51%	1.57%	1.62%
Net loan and lease charge-offs	$1,255	$595	$1,760	$4,381	$4,963
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.03%	0.10%	0.24%	0.27%

Capital Ratios:
Stockholders’ equity to total assets	11.77%	11.49%	11.04%	10.53%	10.39%
Tangible stockholders’ equity to tangible assets (non-GAAP)	10.01%	9.75%	9.31%	8.86%	8.73%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020	September 30, 2020
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$28,865	$36,079	$41,284	$36,069	$33,818
Short-term investments	210,279	284,370	89,643	398,848	283,515
Total cash and cash equivalents	239,144	320,449	130,927	434,917	317,333
Investment securities available-for-sale	732,020	694,151	729,901	745,822	783,867
Equity securities held-for-trading	-	-	518	526	525
Total investment securities	732,020	694,151	730,419	746,348	784,392
Loans and leases:
Commercial real estate loans	3,909,011	3,815,581	3,790,341	3,823,826	3,835,372
Commercial loans and leases	1,869,686	2,038,851	2,324,202	2,274,899	2,354,613
Consumer loans	1,152,997	1,165,843	1,153,009	1,170,828	1,206,373
Total loans and leases	6,931,694	7,020,275	7,267,552	7,269,553	7,396,358
Allowance for loan and lease losses	(102,515)	(106,474)	(109,837)	(114,379)	(119,971)
Net loans and leases	6,829,179	6,913,801	7,157,715	7,155,174	7,276,387
Restricted equity securities	28,098	31,627	40,400	49,786	61,715
Premises and equipment, net of accumulated depreciation	70,811	71,240	72,524	71,568	72,441
Right-of-use asset operating leases	21,879	22,682	23,180	24,143	23,492
Deferred tax asset	39,643	41,324	42,857	40,129	42,269
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	2,484	2,692	2,920	3,152	3,464
Other real estate owned and repossessed assets	601	372	6,383	6,515	1,413
Other assets	188,363	203,199	192,058	250,265	256,859
Total assets	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$9,000,192
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,816,116	$1,926,713	$1,724,170	$1,592,205	$1,550,267
NOW accounts	513,032	495,598	481,988	513,948	459,902
Savings accounts	823,095	782,482	724,504	701,659	716,630
Money market accounts	2,393,362	2,250,651	2,192,468	2,018,977	1,878,258
Certificate of deposit accounts	1,141,861	1,178,131	1,273,105	1,389,998	1,492,913
Brokered deposit accounts	185,544	261,126	470,551	693,909	694,553
Total deposits	6,873,010	6,894,701	6,866,786	6,910,696	6,792,523
Borrowed funds:
Advances from the FHLBB	113,977	204,154	378,646	648,849	841,169
Subordinated debentures and notes	83,859	83,821	83,783	83,746	83,707
Other borrowed funds	69,703	75,039	83,574	87,652	80,169
Total borrowed funds	267,539	363,014	546,003	820,247	1,005,045
Operating lease liabilities	21,879	22,682	23,180	24,143	23,492
Mortgagors’ escrow accounts	6,455	6,231	6,483	5,901	6,429
Reserve for unfunded credits	12,736	13,142	13,705	13,071	13,964
Accrued expenses and other liabilities	152,578	189,942	158,254	226,588	223,181
Total liabilities	7,334,197	7,489,712	7,614,411	8,000,646	8,064,634
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	735,990	738,557	737,882	737,178	736,294
Retained earnings, partially restricted	323,862	304,466	282,301	264,892	247,336
Accumulated other comprehensive income	2,615	6,089	2,082	16,490	18,782
Treasury stock, at cost;
7,034,754, 6,536,478, 6,534,602, 6,525,783, and 5,629,854 shares, respectively	(84,684)	(77,493)	(77,463)	(77,343)	(67,376)
Unallocated common stock held by the Employee Stock Ownership Plan;
31,278, 37,890, 44,502, 51,114, and 58,227 shares, respectively	(183)	(219)	(255)	(291)	(330)
Total stockholders' equity	978,452	972,252	945,399	941,778	935,558
Total liabilities and stockholders' equity	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$9,000,192

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020	September 30, 2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$74,332	$75,026	$75,009	$76,583	$76,240
Debt securities	2,967	3,121	3,118	3,335	3,746
Marketable and restricted equity securities	313	233	301	490	672
Short-term investments	83	42	39	59	46
Total interest and dividend income	77,695	78,422	78,467	80,467	80,704
Interest expense:
Deposits	4,571	5,380	6,707	8,825	10,583
Borrowed funds	2,427	1,936	2,651	3,417	4,183
Total interest expense	6,998	7,316	9,358	12,242	14,766
Net interest income	70,697	71,106	69,109	68,225	65,938
(Credit) provision for credit losses	(3,110)	(3,331)	(2,147)	(2,103)	4,528
Net interest income after provision for credit losses	73,807	74,437	71,256	70,328	61,410
Non-interest income:
Deposit fees	2,629	3,015	2,281	2,358	2,305
Loan fees	487	607	599	588	397
Loan level derivative income, net	218	7	474	145	527
Gain (loss) on investment securities, net	-	1	(7)	-	54
Gain on sales of loans and leases held-for-sale	557	538	709	67	632
Other	1,695	1,742	738	1,061	947
Total non-interest income	5,586	5,910	4,794	4,219	4,862
Non-interest expense:
Compensation and employee benefits	27,206	25,161	25,821	25,054	26,092
Occupancy	3,567	3,832	4,004	3,806	3,802
Equipment and data processing	4,556	4,697	4,493	4,193	4,293
Professional services	1,072	1,245	1,226	1,338	1,112
FDIC insurance	662	657	1,044	1,630	1,363
Advertising and marketing	1,077	1,110	1,100	1,010	1,024
Amortization of identified intangible assets	208	228	232	312	312
Other	2,574	1,036	2,891	2,695	2,949
Total non-interest expense	40,922	37,966	40,811	40,038	40,947
Income before provision for income taxes	38,471	42,381	35,239	34,509	25,325
Provision for income taxes	9,632	10,779	8,785	7,846	6,646
Net income	$28,839	$31,602	$26,454	$26,663	$18,679
Earnings per common share:
Basic	$0.37	$0.40	$0.34	$0.34	$0.24
Diluted	$0.37	$0.40	$0.34	$0.34	$0.24
Weighted average common shares outstanding during the period:
Basic	78,000,261	78,150,364	78,143,752	78,533,351	78,948,139
Diluted	78,240,633	78,470,451	78,404,063	78,680,873	79,055,901
Dividends paid per common share	$0.120	$0.120	$0.115	$0.115	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$224,367	$233,215
Debt securities	9,206	10,423
Marketable and restricted equity securities	847	2,358
Short-term investments	164	354
Total interest and dividend income	234,584	246,350
Interest expense:
Deposits	16,658	39,601
Borrowed funds	7,014	14,811
Total interest expense	23,672	54,412
Net interest income	210,912	191,938
(Credit) provision for credit losses	(8,588)	63,989
Net interest income after provision for credit losses	219,500	127,949
Non-interest income:
Deposit Fees	7,925	6,692
Loan Fees	1,647	1,460
Loan level derivative income, net	699	4,123
(Loss) gain on investment securities, net	(6)	1,970
Gain on sales of loans and leases held-for-sale	1,804	1,051
Other	4,221	5,129
Total non-interest income	16,290	20,425
Non-interest expense:
Compensation and employee benefits	78,188	75,931
Occupancy	11,403	11,580
Equipment and data processing	13,746	13,152
Professional services	3,543	3,819
FDIC insurance	2,363	2,599
Advertising and marketing	3,287	3,116
Amortization of identified intangible assets	668	959
Other	6,501	9,650
Total non-interest expense	119,699	120,806
Income before provision for income taxes	116,091	27,568
Provision for income taxes	29,196	6,596
Net income	$86,895	$20,972
Earnings per common share:
Basic	$1.11	$0.27
Diluted	$1.11	$0.27
Weighted average common shares outstanding during the period:
Basic	78,097,600	79,092,424
Diluted	78,371,190	79,245,113
Dividends paid per common share	$0.355	$0.345

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$10,963	$11,657	$3,611	$3,300	$10,841
Multi-family mortgage	-	-	-	-	-
Construction	-	-	3,853	3,853	-
Total commercial real estate loans	10,963	11,657	7,464	7,153	10,841

Commercial	2,539	3,207	3,161	7,702	7,751
Equipment financing	17,655	14,872	15,772	16,757	13,372
Condominium association	91	97	106	112	117
Total commercial loans and leases	20,285	18,176	19,039	24,571	21,240

Residential mortgage	4,150	3,638	3,722	5,587	4,634
Home equity	461	744	793	1,136	1,235
Other consumer	1	1	2	1	2
Total consumer loans	4,612	4,383	4,517	6,724	5,871

Total nonaccrual loans and leases	35,860	34,216	31,020	38,448	37,952

Other real estate owned	-	-	5,328	5,415	-
Other repossessed assets	601	372	1,055	1,100	1,413
Total nonperforming assets	$36,461	$34,588	$37,403	$44,963	$39,365

Loans and leases past due greater than 90 days and still accruing	$838	$3,154	$1,179	$11,975	$1,180

Troubled debt restructurings on accrual	13,526	14,387	16,770	11,483	11,309
Troubled debt restructurings on nonaccrual	6,655	6,410	6,293	7,476	5,742
Total troubled debt restructurings	$20,181	$20,797	$23,063	$18,959	$17,051

Nonperforming loans and leases as a percentage of total loans and leases	0.52%	0.49%	0.43%	0.53%	0.51%
Nonperforming assets as a percentage of total assets	0.44%	0.41%	0.44%	0.50%	0.44%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$106,474	$109,837	$114,379	$119,971	$119,553
CECL adjustment to retained earnings	-	-	-	-	-
Charge-offs	(1,600)	(1,221)	(2,143)	(4,810)	(5,511)
Recoveries	345	626	383	429	548
Net charge-offs	(1,255)	(595)	(1,760)	(4,381)	(4,963)
(Credit) provision for loan and lease losses excluding unfunded commitments *	(2,704)	(2,768)	(2,782)	(1,211)	5,381
Allowance for loan and lease losses at end of period	$102,515	$106,474	$109,837	$114,379	$119,971

Allowance for loan and lease losses as a percentage of total loans and leases	1.48%	1.52%	1.51%	1.57%	1.62%

NET CHARGE-OFFS:
Commercial real estate loans	$(1)	$17	$-	$3,444	$70
Commercial loans and leases	1,276	695	1,809	1,011	4,917
Consumer loans	(20)	(117)	(49)	(74)	(24)
Total net charge-offs	$1,255	$595	$1,760	$4,381	$4,963

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.07%	0.03%	0.10%	0.24%	0.27%

*Provision for loan and lease losses does not include (credit) provision of $(0.4) million, $(0.6) million, $0.6 million, $(0.9) million and $(0.9) million for credit losses on unfunded commitments during the three months ended September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$713,593	$2,967	1.66%	$721,029	$3,121	1.73%	$851,608	$3,746	1.76%
Marketable and restricted equity securities (2)	28,877	313	4.33%	34,989	233	2.67%	66,154	670	4.06%
Short-term investments	220,110	83	0.15%	234,317	42	0.07%	192,446	46	0.10%
Total investments	962,580	3,363	1.40%	990,335	3,396	1.37%	1,110,208	4,462	1.61%
Loans and Leases:
Commercial real estate loans (3)	3,851,677	35,124	3.57%	3,780,920	34,320	3.59%	3,831,826	35,615	3.64%
Commercial loans (3)	901,862	11,715	5.09%	1,115,910	13,040	4.62%	1,281,202	10,677	3.27%
Equipment financing (3)	1,079,059	17,725	6.57%	1,074,469	17,963	6.69%	1,089,058	19,018	6.99%
Residential mortgage loans (3)	788,874	6,989	3.54%	788,296	6,927	3.51%	814,559	7,860	3.86%
Other consumer loans (3)	364,914	2,830	3.07%	368,845	2,833	3.08%	395,990	3,127	3.13%
Total loans and leases	6,986,386	74,383	4.26%	7,128,440	75,083	4.21%	7,412,635	76,297	4.12%
Total interest-earning assets	7,948,966	77,746	3.91%	8,118,775	78,479	3.87%	8,522,843	80,759	3.79%
Non-interest-earning assets	411,669			421,453			495,829
Total assets	$8,360,635			$8,540,228			$9,018,672

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$502,093	116	0.09%	$499,883	146	0.12%	$427,009	128	0.12%
Savings accounts	785,657	248	0.12%	774,406	248	0.13%	688,223	258	0.15%
Money market accounts	2,387,080	1,616	0.27%	2,247,997	1,497	0.27%	1,855,803	1,658	0.36%
Certificates of deposit	1,160,113	2,430	0.83%	1,226,668	3,102	1.01%	1,536,969	7,022	1.82%
Brokered deposit accounts	216,112	161	0.30%	418,166	387	0.37%	562,112	1,517	1.07%
Total interest-bearing deposits	5,051,055	4,571	0.36%	5,167,120	5,380	0.42%	5,070,116	10,583	0.83%
Borrowings
Advances from the FHLBB	119,043	1,152	3.79%	250,102	663	1.05%	944,865	2,876	1.19%
Subordinated debentures and notes	83,840	1,242	5.92%	83,802	1,242	5.93%	83,687	1,246	5.96%
Other borrowed funds	76,380	33	0.17%	74,285	31	0.17%	118,969	61	0.21%
Total borrowings	279,263	2,427	3.40%	408,189	1,936	1.88%	1,147,521	4,183	1.43%
Total interest-bearing liabilities	5,330,318	6,998	0.52%	5,575,309	7,316	0.53%	6,217,637	14,766	0.94%
Non-interest-bearing liabilities:
Demand checking accounts	1,827,501			1,785,023			1,569,411
Other non-interest-bearing liabilities	224,445			222,689			296,992
Total liabilities	7,382,264			7,583,021			8,084,040
Stockholders’ equity	978,371			957,207			934,632
Total liabilities and equity	$8,360,635			$8,540,228			$9,018,672
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		70,748	3.39%		71,163	3.34%		65,993	2.85%
Less adjustment of tax-exempt income		51			57			55
Net interest income		$70,697			$71,106			$65,938
Net interest margin (5)			3.53%			3.52%			3.08%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$729,623	$9,206	1.68%	$744,065	$10,489	1.88%
Marketable and restricted equity securities (2)	36,451	847	3.10%	65,367	2,371	4.84%
Short-term investments	215,496	164	0.10%	174,177	354	0.27%
Total investments	981,570	10,217	1.39%	983,609	13,214	1.79%
Loans and Leases:
Commercial real estate loans (3)	3,806,405	103,689	3.59%	3,763,750	112,912	3.94%
Commercial loans (3)	1,087,924	37,501	4.55%	1,100,346	29,455	3.52%
Equipment financing (3)	1,077,522	53,731	6.65%	1,070,433	56,937	7.09%
Residential mortgage loans (3)	786,015	21,148	3.59%	813,196	23,862	3.91%
Other consumer loans (3)	369,744	8,458	3.05%	408,332	10,235	3.33%
Total loans and leases	7,127,610	224,527	4.20%	7,156,057	233,401	4.35%
Total interest-earning assets	8,109,180	234,744	3.86%	8,139,666	246,615	4.04%
Non-interest-earning assets	427,880			479,809
Total assets	$8,537,060			$8,619,475

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$493,378	392	0.11%	$394,057	358	0.12%
Savings accounts	757,864	731	0.13%	659,754	1,258	0.25%
Money market accounts	2,240,968	4,599	0.27%	1,773,234	7,973	0.60%
Certificates of deposit	1,237,682	9,686	1.05%	1,618,818	24,637	2.03%
Brokered deposit accounts	413,588	1,250	0.40%	434,409	5,375	1.65%
Total interest-bearing deposits	5,143,480	16,658	0.43%	4,880,272	39,601	1.08%
Borrowings
Advances from the FHLBB	284,540	3,185	1.48%	939,821	10,724	1.50%
Subordinated debentures and notes	83,802	3,726	5.93%	83,648	3,793	6.05%
Other borrowed funds	80,960	103	0.17%	93,698	294	0.42%
Total borrowings	449,302	7,014	2.06%	1,117,167	14,811	1.74%
Total interest-bearing liabilities	5,592,782	23,672	0.57%	5,997,439	54,412	1.21%
Non-interest-bearing liabilities:
Demand checking accounts	1,752,640			1,405,871
Other non-interest-bearing liabilities	230,834			280,499
Total liabilities	7,576,256			7,683,809
Stockholders’ equity	960,804			935,666
Total liabilities and equity	$8,537,060			$8,619,475
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		211,072	3.29%		192,203	2.83%
Less adjustment of tax-exempt income		160			265
Net interest income		$210,912			$191,938
Net interest margin (5)			3.48%			3.15%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
		At and for the Three Months Ended September 30,		At and for the Nine Months Ended September 30,
		2021	2020	2021	2020
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income		$28,839	$18,679	$86,895	$20,972
Less:
Security gains (losses) (after-tax)		-	40	(4)	1,499
Operating earnings		$28,839	$18,639	$86,899	$19,473

Operating earnings per common share:
Basic		$0.37	$0.24	$1.11	$0.25
Diluted		0.37	0.24	1.11	0.25

Weighted average common shares outstanding during the period:
Basic		78,000,261	78,948,139	78,097,600	79,092,424
Diluted		78,240,633	79,055,901	78,371,190	79,245,113

Return on average assets *		1.38%	0.83%	1.36%	0.32%
Less:
Security gains (losses) (after-tax) *		-%	-%	-%	0.02%
Operating return on average assets *		1.38%	0.83%	1.36%	0.30%

Return on average tangible assets *		1.41%	0.84%	1.38%	0.33%
Less:
Security gains (losses) (after-tax) *		-%	-%	-%	0.02%
Operating return on average tangible assets *		1.41%	0.84%	1.38%	0.31%

Return on average stockholders' equity *		11.79%	7.99%	12.06%	2.99%
Less:
Security gains (losses) (after-tax) *		-%	0.01%	-%	0.22%
Operating return on average stockholders' equity *		11.79%	7.98%	12.06%	2.77%

Return on average tangible stockholders' equity *		14.15%	9.70%	14.53%	3.63%
Less:
Security gains (losses) (after-tax) *		-%	0.02%	-%	0.26%
Operating return on average tangible stockholders' equity *		14.15%	9.68%	14.53%	3.37%

* Ratios at and for the three and nine months ended are annualized.

	At and for the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020	September 30, 2020
	(Dollars in Thousands)

Net income, as reported	$28,839	$31,602	$26,454	$26,663	$18,679

Average total assets	$8,360,635	$8,540,228	$8,714,158	$8,874,467	$9,018,672
Less: Average goodwill and average identified intangible assets, net	163,011	163,224	163,457	163,758	164,072
Average tangible assets	$8,197,624	$8,377,004	$8,550,701	$8,710,709	$8,854,600

Return on average tangible assets (annualized)	1.41%	1.51%	1.24%	1.22%	0.84%

Average total stockholders’ equity	$978,371	$957,207	$946,482	$937,294	$934,632
Less: Average goodwill and average identified intangible assets, net	163,011	163,224	163,457	163,758	164,072
Average tangible stockholders’ equity	$815,360	$793,983	$783,025	$773,536	$770,560

Return on average tangible stockholders’ equity (annualized)	14.15%	15.92%	13.51%	13.79%	9.70%

Total stockholders’ equity	$978,452	$972,252	$945,399	$941,778	$935,558
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,484	2,692	2,920	3,152	3,464
Tangible stockholders' equity	$815,541	$809,133	$782,052	$778,199	$771,667

Total assets	$8,312,649	$8,461,964	$8,559,810	$8,942,424	$9,000,192
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,484	2,692	2,920	3,152	3,464
Tangible assets	$8,149,738	$8,298,845	$8,396,463	$8,778,845	$8,836,301

Tangible stockholders’ equity to tangible assets	10.01%	9.75%	9.31%	8.86%	8.73%

Tangible stockholders' equity	$815,541	$809,133	$782,052	$778,199	$771,667

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	7,034,754	6,536,478	6,534,602	6,525,783	5,629,854
Unallocated ESOP shares	31,278	37,890	44,502	51,114	58,227
Unvested restricted shares	502,808	448,105	449,981	458,800	487,318
Number of common shares outstanding	77,608,332	78,154,699	78,148,087	78,141,475	79,001,773

Tangible book value per common share	$10.51	$10.35	$10.01	$9.96	$9.77

Allowance for loan and lease losses	$102,515	$106,474	$109,837	$114,379	$119,971

Total loans and leases	$6,931,694	$7,020,275	$7,267,552	$7,269,553	$7,396,358
Less:
Total PPP loans	160,586	348,411	604,790	489,216	568,383
Total loans and leases excluding PPP loans	$6,771,108	$6,671,864	$6,662,762	$6,780,337	$6,827,975

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.51%	1.60%	1.65%	1.69%	1.76%

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